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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                              -------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)         January 22, 2002
                                                --------------------------------


                                  Advanta Corp.
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                    0-14120                    23-1462070
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(State or Other Jurisdiction       (Commission                 (IRS Employer
     of Incorporation)             File Number)              Identification No.)


          Welsh & McKean Roads,
P.O. Box 844, Spring House, Pennsylvania                          19477
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code        (215) 657-4000
                                                  ------------------------------



--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.         OTHER EVENTS.

On January 22, 2002, Advanta Corp. (the "Company" or "Advanta") announced announced fourth quarter net income for Advanta Business Cards of $11.4 million, up 48% from $7.7 million for the fourth quarter 2000. Advanta Business Cards net income for full year 2001 rose 40% to $39.1 million as compared to $27.9 million for 2000. Results for 2000 are based on an effective tax rate of 38.5% for comparative purposes. Operating results from continuing business segments were $0.42 per share for the fourth quarter of 2001 and $1.41 per share for the full year 2001 for Class A and Class B shares combined on a diluted basis.

"We have met our 2001 earnings goal during an uncertain economy and unusual times. While we are proud of this accomplishment, we are now focused on seizing the tremendous opportunity afforded to Advanta and its shareholders by the small business market during 2002 and beyond," said Chairman and Chief Executive Officer Dennis Alter. "Our intent is to build an enduring, highly profitable and growing enterprise while maintaining 20% earnings growth and approximately a 2% return on managed receivables."

For the quarter, Advanta Business Cards earned an after tax return on average managed receivables of 2.3% on an annualized basis as compared to 2.2% for third quarter 2001 and 2.0% for fourth quarter 2000. The increased returns are principally due to increases in risk-adjusted margin, from 12.7% for the fourth quarter of 2000 to 12.9% for the third quarter of 2001 and 13.5% for the fourth quarter of 2001. The improvement in risk-adjusted margin during the quarter resulted from the favorable interest rate environment which more than compensated for an anticipated increase in charge-offs. Consistent with the forecasted seasoning of the business card portfolio and the current economic environment, over 30 day delinquencies were 6.7% at December 31, 2001 and charge-offs were 8.7% on an annualized basis for the quarter. Advanta Business Cards ended the year with managed receivables of $2.04 billion, as compared to $1.66 billion at year end 2000.

Advanta Corp. reported consolidated net income for the quarter of $7.8 million or $0.30 per share for Class A and Class B shares combined on a diluted basis. Included in consolidated net income for the quarter is a $2 million pretax asset valuation charge associated with the Company's venture capital portfolio due to the continued weakness in the current venture capital market. For full year 2001, the Company reported a net loss of $70.5 million or $2.75 per share on a diluted basis for its Class A and Class B shares combined, reflecting results of discontinued operations, asset valuation and restructuring and other unusual charges recorded in prior periods.

The Company continued its stock repurchase plan, bringing total purchases to approximately 700,000 shares of its Class B Common Stock at year end 2001. The Company intends further stock repurchases during the first and second quarters under its previously announced repurchase plan.

Advanta management held a conference call with analysts and institutional investors, publicly announced in the Company's press release dated January 8, 2002, on January 22, 2002, at 9:00 am Eastern time. The call was broadcast simultaneously for the public over the Internet through www.advanta.com and www.vcall.com. Replays are available on the Vcall site for 30 days from the date of the call.


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Advanta is a highly focused financial services company which has been providing innovative financial solutions since 1951. Advanta leverages its first-class direct marketing and information based expertise to develop state-of-the-art data warehousing and statistical modeling tools that identify potential customers and new target markets. It has used these distinctive capabilities to become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Learn more about Advanta at www.advanta.com.

This Report and the press release dated January 22, 2002 (included in this report as Exhibit 99.1) contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin; (2) competitive pressures; (3) political, social and/or general economic conditions that affect the level of new account acquisitions, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or loan balances; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company's receivables;
(8) factors affecting the value of investments held by the Company; (9) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations, and the agreements between the Company's bank subsidiaries and their regulators; (10) relationships with significant vendors and business partners; (11) the amount and cost of financing available to the Company; (12) the completion of the post-closing process following the sale of our mortgage business and the ultimate amount of restructuring and other related charges associated with the conclusion of the strategic alternatives process for our mortgage and leasing businesses; and (13) the impact of litigation. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.


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ITEM 7.         FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                EXHIBITS.

        (c)     Exhibits.

        99.1    Press Release dated January 22, 2002.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Advanta Corp.
                                          --------------------------------------
                                          (Registrant)


Date: January 22, 2002
                                          By: /s/ Elizabeth Mai
                                             -----------------------------------
                                             Elizabeth H. Mai
                                             Senior Vice President,
                                             Secretary and General Counsel


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                                  EXHIBIT INDEX



Exhibit         Description                                   Method of Filing
-------         -----------                                   ----------------

99.1            Press Release, dated January 22, 2002         Filed Electronically Herewith